                                    EXHIBIT I

                       SCHEDULE 13G JOINT FILING AGREEMENT

The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows:

(i) The undersigned and each other person executing this Agreement are individually eligible to use the Schedule 13G to which this Exhibit is attached and such Schedule 13G is filed on behalf of the undersigned and each other person executing this Agreement; and

(ii) The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                                   * * * * * *


Date: February   , 2001


Alkin Co.                                   J2R Corporation


By:      /s/ William L. Orscheln            By:      /s/ S.A. Johnson
         -----------------------                     ----------------
Its:     President                          Its:     President
         ---------                                   ---------

         /s/ William L. Orscheln                     /s/ S.A. Johnson
         -----------------------                     ----------------
         William L. Orscheln                         S.A. Johnson


         /s/ John C. Jorgensen                       /s/ Mary L. Johnson
         ---------------------                       -------------------
         John C. Jorgensen                           Mary L. Johnson


Orscheln Industries Foundation, Inc.                 /s/ Scott D. Rued
                                                     -----------------
                                                     Scott D. Rued
By:      /s/ James L. O'Loughlin
         -----------------------
Its:     Secretary
         ----------------------

         /s/ David R. Bovee
         ------------------
         David R. Bovee


         /s/ Joe A. Bubenzer
         -------------------
         Joe A. Bubenzer


         /s/ David P. Klosterman
         -----------------------
         David P. Klosterman


         /s/ Milton D. Kniss
         -------------------
         Milton D. Kniss


         /s/ Carl W. Kucsera
         -------------------
         Carl W. Kucsera


         /s/ Karl F. Storrie
         -------------------
         Karl F. Storrie

                                   SCHEDULE A


           Shares of Common Stock Owned By the Management Stockholders

----------------------------------------------------------------------------------------------------------
                                        CLASS B SHARES                CLASS A SHARES               TOTAL
----------------------------------------------------------------------------------------------------------

David R. Bovee                               26,308                     53,045(1)                  79,353
----------------------------------------------------------------------------------------------------------
Joe A. Bubenzer                              23,814                     52,044(2)                  75,858
----------------------------------------------------------------------------------------------------------
David P. Klosterman                          31,250                      4,250(3)                  35,500
----------------------------------------------------------------------------------------------------------
Milton D. Kniss                               8,961                        58,644                  67,605
----------------------------------------------------------------------------------------------------------
Carl W. Kucsera                              41,308                            56                  41,364
----------------------------------------------------------------------------------------------------------
Karl F. Storrie                             115,531                       193,927                 309,458
----------------------------------------------------------------------------------------------------------


(1) Consists of 45,000 vested options to purchase Class A shares and 8,045 vested restricted stock units under the Company's Deferred Income Leadership Stock Purchase Plan.

(2) Consists of 1,200 shares owned directly, 46,875 vested options to purchase Class A shares, and 3969 vested restricted stock units under the Company's Deferred Income Leadership Stock Purchase Plan.

(3) Consists of 750 shares owned directly and 3,500 vested options to purchase Class A shares.

(4) Consists of 50,625 vested options to purchase Class A shares, 50 shares owned directly and 7,969 vested restricted stock units under the Company's Deferred Income Leadership Stock Purchase Plan.

(5) Consists of 4,400 shares owned directly, 177,500 vested options to purchase Class A shares and 12,027 vested restricted stock units under the Company's Deferred Income Leadership Stock Purchase Plan.